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                                  Exhibit 11

                       Computation of Earnings Per Share
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                COMMERCIAL FEDERAL CORPORATION AND SUBSIDIARIES       EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE

Computation of Income per Common and Common Equivalent Shares:
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
                                                                             Year Ended June 30,
                                                                   -------------------------------------
                                                                       1996       1995(1)      1994(1)
                                                                   ------------ ------------ ------------
Income (loss) before cumulative effects of changes
  in accounting principles                                         $55,306,241  $31,180,779  $(1,626,577)
Cumulative effects of changes in accounting principles:
  Change in method of accounting for income taxes                           --           --    6,933,271
  Postretirement benefits, net of income tax benefit                        --           --     (336,176)
                                                                   -----------  -----------  -----------
     Total cumulative effects of changes in
       accounting principles                                                             --    6,597,095
                                                                   -----------  -----------  -----------
Net income                                                         $55,306,241  $31,180,779  $ 4,970,518
                                                                   ===========  ===========  ===========
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PRIMARY:
- --------
Weighted average common shares outstanding                          14,626,099   14,188,477   14,047,598
Add shares applicable to stock options and
     warrants using average market price                               221,044      225,123      288,265
                                                                   -----------  -----------  -----------
Total average common and common equivalent
     shares outstanding                                             14,847,143   14,413,600   14,335,863
                                                                   ===========  ===========  ===========
Income (loss) before cumulative effects of changes
  in accounting principles                                         $      3.73  $      2.16  $      (.11)
Cumulative effects of changes in accounting principles:
  Change in method of accounting for income taxes                           --           --          .48
  Postretirement benefits, net of income tax benefit                        --           --         (.02)
                                                                   -----------  -----------  -----------
     Total cumulative effects of changes
       in accounting principles                                             --           --          .46
                                                                   -----------  -----------  -----------
Net income per common and common equivalent share                  $      3.73  $      2.16  $       .35
                                                                   ===========  ===========  ===========
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FULLY DILUTED (2):
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Weighted average common shares outstanding                          14,626,099   14,188,477   14,047,598
Add shares applicable to stock options and
     warrants using the period-end market price
     if higher than average market price and
     other dilutive factors                                            226,213      228,176      291,447
                                                                   -----------  -----------  -----------
Total average common and common equivalent
     shares outstanding assuming full dilution                      14,852,312   14,416,653   14,339,045
                                                                   ===========  ===========  ===========
Income (loss) before cumulative effects of changes
  in accounting principles                                         $      3.72  $      2.16  $      (.11)
Cumulative effects of changes in accounting principles:
  Change in method of accounting for income taxes                           --           --          .48
  Postretirement benefits, net of income tax benefit                        --           --         (.02)
                                                                   -----------  -----------  -----------
     Total cumulative effects of changes
       in accounting principles                                             --           --          .46
                                                                   -----------  -----------  -----------
Net income per common share assuming full dilution                 $      3.72  $      2.16  $       .35
                                                                   ===========  ===========  ===========
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

(1) On October 2, 1995, the Corporation consummated its acquisition of Railroad which was accounted for as a pooling of interests. Accordingly, the Corporation's results of operations, weighted average shares outstanding and earnings (loss) per common share have been restated to include the accounts and operating results of Railroad.

(2) This calculation is submitted in accordance with Regulation S-K under Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3.0%.a

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